SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 4, 2009 (May 4, 2009)
Republic Services, Inc.
(Exact name of registrant as specified in charter)
Delaware
(State or other jurisdiction of incorporation)

1-14267 (Commission File Number)	65-0716904 (IRS Employer Identification No.)

18500 North Allied Way Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 5.02.          DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
As disclosed in the proxy statement of Republic Services, Inc. (the “Company,” “we,” ”us,” or “our”) in connection with the 2009 Annual Meeting of Stockholders, each of James O’Connor, our Chief Executive Officer, and Tod Holmes, our Chief Financial Officer, has held certain rights to terminate his employment for good reason as a result of the relocation of the Company’s headquarters from Florida to Arizona after the December 2008 merger between the Company and Allied Waste Industries, Inc. A termination for good reason would have entitled each of Messrs. O’Connor and Holmes to substantial payments, as described in the proxy statement. On May 4, 2009, we entered into new employment agreements with each of Messrs. O’Connor and Holmes. When these agreements become effective, each of Messrs. O’ Connor and Holmes will have waived his right to terminate employment for good reason due to the relocation and will be entitled to certain additional benefits, primarily in connection with a future termination of employment. However, to receive any benefit under our Synergy Incentive Plan (the plan pursuant to which our executives would receive compensation based on the level of synergy achievement in connection with the Allied merger), neither Mr. O’Connor nor Mr. Holmes may retire or quit without good reason before January 1, 2011.
The new agreements are subject to, and will only become effective on, approval by our stockholders of the Executive Incentive Plan as proposed in the proxy statement (including the Synergy Incentive Plan, which is a part of the Executive Incentive Plan) at the annual meeting. If we do not receive stockholder approval of the Executive Incentive Plan, each of Messrs. O’Connor and Holmes will continue to have the rights and benefits he has under his prior employment agreement.
The new employment agreements for Messrs. O’Connor and Holmes are consistent with the Company’s executive compensation philosophy, which is designed to retain and motivate executives to increase stockholder value on both an annual and long-term basis, particularly as the Company continues to integrate the acquired Allied Waste operations. The compensation committee of the Company’s board of directors, which engaged outside compensation consultants to assist in its analysis, believes that the proposed new employment agreements effectively align Messrs. O’Connor’s and Holmes’ interests with the long-term interests of the Company’s stockholders.
The following summarizes the key terms of the new agreements.
Mr. O’Connor’s Revised Employment Agreement
Mr. O’Connor is party to an employment agreement with us, entered into in February 2009, effective on the merger of our company and Allied, which will be superseded by the new agreement. When the new agreement becomes effective, Mr. O’Connor gives up his right to terminate for good reason as a result of his relocation from Florida to Arizona. In addition, Mr. O’Connor gives up his right to receive a tax gross-up for any excise taxes that may be due as a result of any future change of control transaction and his right to three years’ base salary as part of his severance payment that he was entitled to if he had a termination of employment due to his death, disability, termination by us without cause or termination by him for good reason.
Under the old agreement, Mr. O’Connor is entitled to a payment for taxes due on amounts credited to his deferred compensation account prior to December 31, 2006 if he has a termination of employment on or before the seventh day after the 2009 annual meeting due to death, disability, termination by us without cause or termination by him for good reason. The new agreement will entitle Mr. O’Connor to this payment (which has been fixed at $5.2 million) upon retirement and under the previous circumstances, without regard to whether they occur on or before the seventh day after the annual meeting.
Under the old agreement, Mr. O’Connor is entitled to certain benefits and payments (related to awards made to him after July 26, 2006) at retirement only if he provides us with twelve months notice of his intent to retire. The new agreement provides that, in order to receive those benefits and payments, Mr. O’Connor must not deliver his retirement notice until at least nine months after Mr. Holmes provides a retirement notice (if Mr. Holmes provides the first such notice). Further, Mr. O’Connor is not entitled to any payment under the Synergy Incentive Plan if his retirement is effective before January 1, 2011. These limitations are eliminated upon a future change of control.
Under the old agreement, Mr. O’Connor is entitled to a credit of $2,250,000 under our deferred compensation plan on January 1, 2010 if he is employed by us on that date. The new agreement provides that Mr. O’Connor will also receive this credit if his employment is terminated prior to such date due to death, disability, termination by us without cause or termination by him for good reason.

The new agreement provides that, upon Mr. O’Connor’s retirement or termination of employment due to death, disability, termination by us without cause or termination by him for good reason, we will pay Mr. O’Connor or his beneficiary $4.8 million.
The new agreement provides that, in the event Mr. O’Connor’s employment is terminated by us without cause, by him for good reason or due to death or disability, he will be eligible to receive 100% of the payment under the Synergy Incentive Plan that he would have otherwise been eligible to receive if he remained employed by us throughout the measurement period (as defined in the plan), rather than a pro-rata amount. As noted above, he will not be eligible to receive any payment under the Synergy Incentive Plan if he retires or quits without good reason effective before January 1, 2011.
Mr. O’Connor will receive a grant of restricted stock or restricted stock units upon the effective date of his new agreement having a value of $2.0 million. The restricted stock will vest on the earliest of the first anniversary of the grant date, a change in control or termination of employment due to death, disability, termination by us without cause or termination by him for good reason.
The new agreement limits what constitutes cause for us to terminate Mr. O’Connor to (1) engaging in willful gross misconduct with respect to his employment duties which directly results in material economic harm to our Company, (2) the conviction of or a plea of guilty or nolo contendere to a felony or a crime involving moral turpitude which causes or will likely cause substantial economic damage or substantial injury to the business reputation of our Company, and (3) a failure lasting at least thirty consecutive calendar days to discharge the duties due to willful gross negligence or willful gross misconduct.
Mr. Holmes’ Revised Employment Agreement
Mr. Holmes is party to an employment agreement with us, entered into and effective as of February 21, 2007, which will be superseded by the new agreement. By entering into his new agreement, Mr. Holmes gives up his right to terminate for good reason as a result of his relocation from Florida to Arizona. In addition, Mr. Holmes gives up his right to receive a tax gross-up for any excise taxes that may be due as a result of any future change of control transaction and his right to two years’ base salary as part of his severance payment that he was entitled to if he had a termination of employment due to his death, disability, termination by us without cause or termination by him for good reason.
Under the old agreement, Mr. Holmes is entitled to a payment for taxes due on amounts credited to his deferred compensation account prior to December 31, 2006 if he has a termination of employment due to death, disability, termination by us without cause or termination by him for good reason. The new agreement entitles Mr. Holmes to this payment (which has been fixed at $3.1 million) upon retirement and under the previous circumstances.
Under the old agreement, Mr. Holmes is entitled to certain benefits and payments (related to awards made to him after July 26, 2006) at retirement only if he provides us with twelve months notice of his intent to retire. The new agreement provides that, in order to receive those benefits and payments, Mr. Holmes must not deliver his retirement notice until at least nine months after Mr. O’Connor provides a retirement notice (if Mr. O’Connor provides the first such notice). Further, Mr. Holmes is not entitled to any payment under the Synergy Incentive Plan if his retirement is effective before January 1, 2011. These limitations are eliminated upon a future change of control.
The new agreement provides that Mr. Holmes is entitled to a credit of $1,000,000 under our deferred compensation plan on January 1, 2010 if he is employed by us on that date. Mr. Holmes will also receive this credit if his employment is terminated prior to such date due to death, disability, termination by us without cause or termination by him for good reason.
The new agreement provides that, upon Mr. Holmes’ retirement or termination of employment due to death, disability, termination by us without cause or termination by him for good reason, we will pay Mr. Holmes or his beneficiary $1.9 million.
The new agreement provides that, in the event Mr. Holmes’ employment is terminated by us without cause, by him for good reason or due to death or disability, he will be eligible to receive 100% of the payment under the Synergy Incentive Plan that he would have otherwise been eligible to receive if he remained employed by us throughout the measurement period (as defined in the plan), rather than a pro-rata amount. As noted above, he will not be eligible to receive any payment under the Synergy Incentive Plan if he retires or quits without good reason effective before January 1, 2011.
Mr. Holmes will receive a grant of restricted stock or restricted stock units upon the effective date of his new agreement having a value of $500,000. The restricted stock will vest on the earliest of the first anniversary of the grant date, a change in control or termination of employment due to death, disability, termination by us without cause or termination by him for good reason.
The new agreement limits what constitutes cause for us to terminate Mr. Holmes to those circumstances that constitute cause for Mr. O’Connor’s new agreement, as described above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 4, 2009

REPUBLIC SERVICES, INC.
By:	/s/ Tod C. Holmes
Tod C. Holmes
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Charles F. Serianni
Charles F. Serianni
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)